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                                                                      Exhibit 99


NEWS RELEASE - MAY 16, 2002
Email: info@smartire.com
Contact: Susan Mader
1.800.982.2001/604.276.9884


SMARTIRE SYSTEMS RECRUITS CHIEF OPERATING OFFICER TO DIRECT EXPANDED OPERATIONS
            Changes to executive management team in response to new
                           opportunities for SmarTire


RICHMOND, BC, CANADA - May 16, 2002 - SmarTire Systems Inc. (Nasdaq: SMTR), a leading developer of tire pressure and temperature monitoring technology, welcomes Al Kozak to the executive management team as Chief Operating Officer. This new position was created by the Company's Board of Directors to fully capitalize on market opportunities being presented to SmarTire and its strategic partners. An extensive recruitment process resulted in the hiring of Kozak effective May 1st. Reporting directly to the President and C.E.O., he will be responsible for the day-to-day operations at SmarTire, specifically in the areas of sales, marketing and product development.

Kozak brings over 30 years of high-tech international sales and marketing experience to SmarTire, including ten years in the semiconductor industry. Most recently he served as Founder and President of Siwash Ventures Inc., a consulting company focused on delivering investment and business development expertise to technology companies. Kozak has a B.Sc. in Engineering and a Masters in Engineering from the University of Alberta.

"Al brings a great depth of knowledge and experience to SmarTire that will be invaluable as we aggressively pursue our business objectives," says Robert Rudman, President and Chief Executive Officer of SmarTire. "His academic qualifications together with his years of practical experience combine to provide SmarTire with the skill sets required to successfully address the unprecedented market opportunities within the rapidly expanding tire monitoring industry."

Another recent change to the Company's executive management team is the departure of Kevin Carlson, SmarTire's C.F.O., who is leaving the automotive industry to return to the biotech field. SmarTire is actively involved in the recruiting process and is expecting this position to be filled within two weeks.

Since 1987, SmarTire has pioneered the research and development of tire monitoring technology and has advocated that tire monitoring will become the next major breakthrough in vehicle safety following airbags and anti-lock brakes. With the new Transportation Recall Enhancement Accountability and Documentation (TREAD) Act, improved tire safety standards will require tire pressure warning systems on new passenger cars and light trucks sold in the U.S. after 2003.


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SmarTire develops and markets technically advanced tire monitoring systems for the automotive and transportation industries. Additional information can be found at www.smartire.com.


/s/ ROBERT V. RUDMAN
--------------------
Robert V. Rudman, C.A.
President and Chief Executive Officer

This news release may include statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Forward-looking statements in this release include, but are not limited to, those statements regarding the anticipated demand for tire monitoring products, the size of the market, the ability of the Company to supply products and the reliance on suppliers for critical components. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include general factors such as insufficient investor interest in the Company's securities, the impact of competitive products and pricing and general economic conditions as they affect the Company's customers, reliance on third party manufacturers to produce SmarTire products and technology, and, the Company's ability to source product components in timely manner. Readers should also refer to the risk disclosures outlined in the Company's annual report of Form 10-KSB for the last completed fiscal year filed with the SEC.







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